UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2023

GARRETT MOTION INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-38636	82-4873189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

La Pièce 16 Rolle, Switzerland	1180
(Address of Principal Executive Offices)	(Zip Code)

+41 21 695 30 00

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GTX	The Nasdaq Stock Market LLC
Series A Cumulative Convertible Preferred Stock, par value $0.001 per share	GTXAP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Third Amendment to Credit Agreement

On April 27, 2022 (the “Signing Date”), Garrett Motion Inc. (the “Company”) entered into Amendment No. 3 (the “Third Amendment”) to that certain Credit Agreement, dated as of April 30, 2021, by and among the Company, Garrett LX I S.à r.l. (the “Lux Borrower”), Garrett Motion Holdings Inc. (the “U.S. Co-Borrower” and together with the Lux Borrower, the “Term Borrowers”), Garrett Motion Sàrl (the “Swiss Borrower”), the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended by the First Amendment, dated as of January 11, 2022 and the Second Amendment, dated March 22, 2022, the “Credit Agreement”, and as amended by the Third Amendment, the “Amended Credit Agreement”).

The Third Amendment was entered into pursuant to the previously announced transaction agreements (the “Transaction Agreements”) entered into by the Company and each of Centerbridge Partners, L.P. (“Centerbridge”) and funds managed by Oaktree Capital Management, L.P. (“Oaktree”) to effect a series of integrated transactions designed to increase the attractiveness of the Company to investors, including by repurchasing approximately $570 million of shares of the Company’s Series A Cumulative Convertible Preferred Stock from Centerbridge and Oaktree (the “Series A Repurchases”, and the date of the completion of the Series A Repurchases, the “Closing Date”) and simplifying the Company’s capital structure through a conversion of all shares of the Series A Cumulative Convertible Preferred Stock into shares of Common Stock (the “Conversion”).

Pursuant to the Third Amendment, certain lenders party thereto committed to provide the Term Borrowers with a new Tranche B term loan facility in an aggregate principal amount equal to $700,000,000 (the “Incremental Term Facility”), the full amount of which will be drawn on the Closing Date. The net proceeds of the Incremental Term Facility will be used to finance the Series A Repurchases and the other transactions contemplated by the Transaction Agreements, pay fees and expenses incurred in connection with the Third Amendment and for working capital and general corporate purposes.

Once drawn, the Incremental Term Facility will mature on April 30, 2028. Prior to maturity, the Incremental Term Facility will be repaid quarterly in an amount equal to, during the first two years occurring after the Closing Date, 7.50% per annum of the aggregate principal amount, and thereafter, 10.00% per annum. The Term Borrowers may also prepay the Incremental Term Facility at any time in whole or in part without premium or penalty, subject to certain exceptions (including for (i) customary breakage and redeployment costs in the case of prepayment of term benchmark rate loans and (ii) Incremental Term Facility repricing events occurring during the period from the Closing Date to the date that is twelve months following the Closing Date).

Loans under the Incremental Term Facility will bear interest, at the Term Borrowers’ election, at a rate per annum equal to (i) SOFR (subject to a 0.50% floor) plus the applicable margin or (ii) the base rate plus the applicable margin. The applicable margin for loans under the Incremental Term Facility is 4.50% for SOFR loans and 3.50% for base rate loans.

The Incremental Term Facility is subject to the same affirmative and negative covenants and events of default as the existing term loan facilities under the Credit Agreement.

The Third Amendment also provides for, in each case to be effective as of the Closing Date, (i) an increase to the amount of revolving loan commitments available to the Swiss Borrower under the Credit Agreement by $95,000,000 (the “Incremental Revolving Commitment”) to an aggregate amount of $569,750,000. The Incremental Revolving Commitment has the same terms and is generally subject to the same conditions applicable to the existing revolving facility under the Credit Agreement, except for fees paid in connection with the arrangement of the increased amount. The Third Amendment also provides for, effective as of the Closing Date, an extension of the maturity date for the revolving credit facility by two years from April 30, 2026 to April 30, 2028 (or January 30, 2028 if any of the currently outstanding term loans or term loans under the Incremental Term Facility maturing as of April 30, 2028 remain outstanding as of such date).

Additionally, the Third Amendment makes amendments to certain restricted payment covenants and threshold amounts, including changes to permit certain payments in connection with the Series A Repurchases and the Conversion, which amendments will be effective as of the Closing Date.

The availability of the Incremental Term Facility and the Incremental Revolving Commitments, the extension of the maturity date for the revolving credit facility and the other amendments described above are subject to the filing of an amended certificate of designations with respect to the Company’s Series A Cumulative Convertible Preferred Stock in accordance with the Transaction Agreements and certain customary conditions.

Effective as of the Signing Date, the Third Amendment further amends the Credit Agreement by replacing the LIBOR interest rate options thereunder with term SOFR based interest rate options for dollar-denominated term loans borrowings. The SOFR rate applicable to existing dollar-denominated term loans will be adjusted by a spread based on the interest period selected by the Borrowers.

The other material terms of the Credit Agreement remain unchanged.

The financing that will be obtained by the Company pursuant to the Third Amendment will satisfy the “Debt Financing” condition under the Transaction Agreements for the Company to cause the Conversion.

The above description of the terms of the Third Amendment and the Amended Credit Agreement is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1*

Amendment No. 3, dated April 27, 2023, to the Credit Agreement, dated April 30, 2021, among Garrett Motion Inc., Garrett LX I S.à r.l., Garrett Motion Holdings, Inc., Garrett Motion Sàrl, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARRETT MOTION INC.

Date: May 1, 2023	By:	/s/ Sean Deason
	Name:	Sean Deason
	Title:	Senior Vice President and Chief Financial Officer